SECURITIES AND EXCHANGE COMMISSION

                             FORM 8-K

                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported):  June 30, 1997


                        FONAR CORPORATION
__________________________________________________________________
      (Exact name of registrant as specified in its charter)

   Delaware                0-10248                11-2464137
(State or other        (Commission File        (I.R.S. Employer
jurisdiction of        Number)                 Identification No.)
incorporation)


                         110 Marcus Drive
                     Melville, New York 11747
                          (516) 694-2929
__________________________________________________________________
           (Address, including zip code, and telephone number of registrant's principal executive offices)




















Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF NEW BUSINESS

              Effective June 30, 1997, Fonar Corporation's (the "Company" or "Fonar") wholly-owned subsidiary, U.S. Health Management Corporation ("HMC") acquired the business and assets of a group of interrelated companies (the "Acquired Companies") engaged in the business of managing three diagnostic imaging centers and one physical rehabilitation center in the Bronx, Westchester and Putnam counties in New York (the "Centers"). The transaction was effectuated through a merger between HMCM Inc., a wholly-owned subsidiary of HMC formed for the purpose of engaging in the transaction, and Affordable Diagnostics, Inc. ("Affordable"), one of the Acquired Companies, which immediately prior to the merger had acquired the assets and assumed the liabilities of the other Acquired Companies (Bronx Diagnostic Imaging, LLC, Yonkers Diagnostic Imaging, LLC, N.E. Medical Billing Services, Inc. and Magnetic Connections).

              The Acquired Companies provide to the Centers management services, office space, diagnostic imaging equipment and other equipment, repair and maintenance service for the equipment and clerical and other non-medical personnel.

              The services provided at the Centers include MRI scans, CAT scans, x-rays, physical rehabilitation and in connection with physical rehabilitation, ultrasound and SSEP/EMG electromygographic diagnostics. The four centers are located in Brewster, New York (MRI), Yonkers, New York (MRI and X-Ray), the Bronx, New York (MRI and CAT scanning) and Riverdale, New York (physical rehabilitation). The assets acquired through the merger include the three MRI scanners, one CAT scanner, one X-Ray machine, rehabilitation equipment and ultrasound and electromygographic machines, which are leased to and used at the Centers.


CONSIDERATION

              Pursuant to the terms of the merger and related supplemental and consulting agreements (the "Merger Agreements"), the former shareholders of Affordable have received, in the aggregate, 2,740,000 shares of the Common Stock of Fonar. At the request of the Affordable shareholders, the shares were issued to their partnership, Fanavle Partnership. The shares are being held in escrow for the principal purpose of implementing the volume limitations on sales agreed to by the parties in the Merger Agreements. In addition to the sales volume limitations, however, 375,000 of the shares will be held for seven months as security for the representations, warranties and indemnifications made to HMC and HMCM Inc. under the Merger Agreements. Accordingly, said shares will not be able to be sold for at least the duration of the seven month period. Furthermore, the issuance of 576,000 of the shares was made contingent upon the financial performance of the business acquired during the 12-month period from July 1, 1997 through June 30, 1998.


CONTINGENCIES

              In the event that either the average monthly cash receipts or average monthly net revenue generated by the assets and the businesses acquired over said 12-month period ("Average Monthly Performance") is $375,000 or less, all of the contingent shares will be returned to HMCM Inc. In the event that the Average Monthly Performance for both cash receipts and net revenue is $400,000 or more, none of the contingent shares will be returned. The following chart shows the number of contingent shares which will be returned to HMCM Inc. at different levels of Average Monthly Performance between $375,000 and $400,000. Where the Average Monthly Performance numbers for net revenue and cash receipts are different, the lesser number will be determinative of the number of contingent shares to be returned to HMCM Inc.

  AVERAGE MONTHLY PERFORMANCE      NUMBER OF SHARES TO BE RETURNED

  $375,001 - $377,500                        480,000
  $377,501 - $380,000                        432,000
  $380,001 - $382,500                        384,000
  $382,501 - $385,000                        336,000
  $385,001 - $387,500                        288,000
  $387,501 - $390,000                        240,000
  $390,001 - $392,500                        192,000
  $392,501 - $395,000                        144,000
  $395,001 - $399,999                         96,000







LIMITATIONS ON RESALE OF SHARES

              All of the shares in escrow are subject to sales volume limitations. The number of shares which can be sold on any day is limited to the lesser of 15,000 shares or fifteen percent (15%) of the trading volume (as reported on the NASDAQ System) of Fonar's Common Stock on the previous trading day. In the event, however, that the trading volume for Fonar Common Stock reaches 500,000 shares on any trading day, then for that day the aggregate number of shares which may be sold will be increased to 60,000 shares. The net proceeds of any sale (net of commissions and fees) will be released from escrow to Fanavle Partnership.


U.S. HEALTH MANAGEMENT CORPORATION'S REASONS FOR ACQUISITIONS

              U.S. Health Management Corporation ("HMC") was formed in March 1997 as a subsidiary by the Company in order to enable the Company to expand into the physician practice management (PPM) business. The shares of Fonar Common Stock issued in the merger were provided to HMC and HMCM Inc. by Fonar for the purpose of enabling the companies to engage in the transaction. The Company views the acquisition of Affordable and the other Acquired Companies as a decisive first step into this new line of business.




Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

              The financial statement required by this item will be filed no later than September 15, 1997.


EXHIBITS

              2.1 Merger Agreement and Supplemental Agreement dated June 17, 1997 and Letter of Amendment dated June 27, 1997.





                            SIGNATURES


              Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FONAR CORPORATION
                                  (Registrant)


                                  By:  /s/ Raymond V. Damadian
                                       Raymond V. Damadian
                                       President and Chairman

Dated:  July 11, 1997